UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

IDT CORPORATION

(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(1), and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IDT CORPORATION
520 Broad Street
Newark, New Jersey 07102
(973) 438-1000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TIME AND DATE:	10:30 a.m., local time, on Monday, April 4, 2011

PLACE:	Hampton Inn & Suites Newark Riverwalk Hotel, 100 Passaic Ave, Harrison, New Jersey 07029

ITEMS OF BUSINESS:
1.    A proposal to amend and restate IDT’s Second Restated Certificate of Incorporation to (a) effect a conversion and reclassification of each outstanding share of IDT Common Stock into one share of IDT Class B common stock, which we refer to as “the conversion”; (b) eliminate the IDT Common Stock and provisions relating thereto; (c) provide for the conversion of our Class A common stock into our Class B common stock instead of our Common Stock; and (d) revise the provision relating to dividends and distributions of cash and property, including stock of another company; and

2. To transact other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

RECORD DATE:	You can vote if you were a stockholder of record on February 18, 2011.

PROXY VOTING:	You can vote either in person at the Special Meeting or by proxy without attending the meeting. See details under the heading “How do I Vote?”

SPECIAL MEETING ADMISSION:
If you are a stockholder of record, a form of personal photo identification must be presented in order to be admitted to the Special Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other written proof of ownership as of February 18, 2011 with you to the Special Meeting, as well as a form of personal photo identification.

SPECIAL MEETING DIRECTIONS:	Directions to the Special Meeting can be found at: http://www.hamptoninnandsuitesnewark.com/location.php.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE IDT CORPORATION STOCKHOLDERS MEETING TO BE HELD ON APRIL 4, 2011:

The Notice of Special Meeting and Proxy Statement are available at:
http://www.idt.net/about/ir

BY ORDER OF THE BOARD OF DIRECTORS

Joyce Mason
Executive Vice President, General Counsel and Corporate Secretary Newark, New Jersey February 28, 2011

IDT CORPORATION
520 Broad Street
Newark, New Jersey 07102
(973) 438-1000

PROXY STATEMENT

GENERAL INFORMATION

Introduction

This Proxy Statement is furnished to the stockholders of record of IDT Corporation, a Delaware corporation (the “Company” or “IDT”) as of the close of business on February 18, 2011, in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors”) of proxies for use in voting at the Company’s Special Meeting of Stockholders (the “Special Meeting”). The Special Meeting will be held on Monday, April 4, 2011 at 10:30 a.m., local time, at Hampton Inn & Suites Newark Riverwalk Hotel, 100 Passaic Ave, Harrison, New Jersey 07029. The shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), Class A common stock, par value $0.01 per share (“Class A Common Stock”), and Class B common stock, par value $0.01 per share (“Class B Common Stock”), present at the Special Meeting or represented by the proxies received by telephone, Internet or mail (properly marked, dated and executed) and not revoked, will be voted at the Special Meeting. This Proxy Statement is being mailed to the Company’s stockholders starting around March 3, 2011.

Solicitation and Voting Procedures

This solicitation of proxies is being made by the Company. The solicitation is being conducted by mail and by e-mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Special Meeting and any reimbursements paid to brokerage firms and others for their expenses incurred in forwarding the solicitation materials regarding the Special Meeting to the beneficial owners of the Company’s Common Stock, Class A Common Stock and Class B Common Stock. The Company may conduct further solicitations personally, by telephone or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on Friday, February 18, 2011 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock, Class A Common Stock and Class B Common Stock entitled to notice of, and to vote at, the Special Meeting. As of the close of business on the Record Date, the Company had 22,989,923 shares entitled to vote at the Special Meeting, consisting of 1,812,121 shares of Common Stock, 3,272,326 shares of Class A Common Stock and 17,905,476 shares of Class B Common Stock.

Stockholders are entitled to one vote for each share of Common Stock, three votes for each share of Class A Common Stock and one-tenth of one vote for each share of Class B Common Stock held by them. The holders of Common Stock, Class A Common Stock and Class B Common Stock will vote together as a single body and also as separate classes with respect to the Amendment (as described below), but otherwise as a single body on all other matters presented to the stockholders.

How do I Vote?

You can vote either in person at the Special Meeting or by proxy without attending the meeting.

Beneficial holders of the Company’s Common Stock, Class A Common Stock and Class B Common Stock as of the Record Date whose stock is held of record by another party should receive voting instructions from their bank, broker or other holder of record. If a stockholder’s shares are held through a nominee and the stockholder wants to vote at the meeting, such stockholder must obtain a proxy from the nominee record holder authorizing such stockholder to vote at the Special Meeting.

Stockholders of record should receive a paper copy of our proxy materials and may vote by following the instructions on the proxy card that is included with the proxy materials. As set forth on the proxy card, there are three convenient methods for holders of record to direct their vote by proxy without attending the Special Meeting: by telephone, on the Internet or by mail. To vote by phone, call the toll-free telephone number on the proxy card (1-800-PROXIES), and to vote by Internet, visit www.voteproxy.com . To vote by mail, mark, date and sign the enclosed proxy card and return it in the postage-paid envelope provided. Holders of record may also vote by attending the Special Meeting and voting by ballot.

All shares for which a proxy has been duly executed and delivered (by telephone, Internet or mail) and not revoked will be voted at the Special Meeting. If a stockholder of record signs and returns a proxy card but does not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented at the Special Meeting for consideration and if you have voted your shares by Internet, telephone, or mail, the persons named as proxies will have the discretion to vote on those matters for you. On the date of filing this Proxy Statement with the Securities and Exchange Commission (the “SEC”), the Board of Directors did not know of any other matter to be raised at the Special Meeting.

How Can I Change My Vote?

A stockholder of record can revoke his, her or its proxy at any time before it is voted at the Special Meeting by delivering to the Company (to the attention of Joyce J. Mason, Esq., Executive Vice President, General Counsel and Corporate Secretary) a written notice of revocation or by executing a later-dated proxy by telephone, Internet or mail, or by attending the Special Meeting and voting in person.

If your shares are held in the name of a bank, broker, or other nominee, you must obtain a proxy executed in your favor from the holder of record (that is, your bank, broker, or nominee) to be able to vote at the Special Meeting.

Quorum and Vote Required

The presence at the Special Meeting of a majority of the voting power of the Company’s outstanding Common Stock, Class A Common Stock and Class B Common Stock (voting together and also as separate classes), either in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Abstention votes and any broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) will be counted as present or represented at the Special Meeting for purposes of determining whether a quorum exists.

The affirmative vote of a majority of the total voting power, as well as a majority of the voting power of each separate class, represented at the Special Meeting will be required for the approval of the amendment and restatement of the Company's existing Second Restated Certificate of Incorporation (the “Amendment”). This means that the number of votes cast “for” the Amendment must exceed the number of votes cast “against” the Amendment in total and in each class. Abstentions are not counted as votes “for” or “against” the Amendment.

Under New York Stock Exchange (“NYSE”) rules, without voting instructions from the beneficial owner, brokers may not vote shares on non-routine matters. The Amendment is a non-routine matter. In the absence of voting instructions from the beneficial owner, a broker non-vote may occur. In the event of a broker non-vote or an abstention with respect to any proposal coming before the Special Meeting, the shares represented by the relevant proxy will not be deemed to be present and entitled to vote on those proposals for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matters by reducing the total number of shares from which a majority is calculated.

How Many Votes Are Required to Approve Other Matters?

Unless otherwise required by law or the Company’s Bylaws, the affirmative vote of a majority of the total voting power, as well as a majority of the voting power of each separate class, represented at the Special Meeting and entitled to vote will be required for other matters that may properly come before the meeting.

Stockholders Sharing the Same Address

We are sending only one copy of this Proxy Statement to stockholders of record who share the same last name and address, unless they have notified the Company that they want to continue to receive multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and printings and postage costs. However, if any stockholder residing at such address wishes to receive a separate Proxy Statement in the future, he or she may contact Joyce J. Mason, Esq., Corporate Secretary, IDT Corporation, 520 Broad Street, Newark, New Jersey 07102, or by phone at (973) 438-1000, and we will promptly forward to such stockholder a separate Proxy Statement. The contact information above may also be used by members of the same household currently receiving multiple copies of the Proxy Statement in order to request that only one set of materials be sent in the future.

References to Company Shares

All references to the Company’s Common Stock, Class A Common Stock and Class B Common Stock and price per share amounts reflect the Company’s one-for-three reverse stock split, which became effective on February 24, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock (and Class A Common Stock, assuming conversion of all shares of Class A Common Stock into Common Stock) and Class B Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, Class A Common Stock, or the Class B Common Stock, (ii) each of the Company’s directors and the Named Executive Officers, and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, to the best of the Company’s knowledge, the persons named in the table have sole voting and investing power with respect to all shares indicated as being beneficially owned by them.

Unless otherwise noted, the security ownership information provided below is given as of January 31, 2011 and all shares are owned directly. Percentage ownership information is based on the following amount of outstanding shares: (i) 5,084,447 shares of Common Stock (assuming conversion of all 3,272,326 currently outstanding shares of Class A Common Stock into Common Stock for the percentage ownership information of Howard Jonas) and (ii) 17,905,476 shares of Class B Common Stock. The information in the following table is based on the reports filed with the SEC as of the date of the filing of this Proxy Statement, but, due to the timing of the filing of this Proxy Statement, may not reflect in all instances the changes in ownership which resulted from the consummation of the Exchange Offer, pursuant to which 1,916,547 shares of Common Stock were exchanged for 1,916,547 shares of Class B Common Stock.
Name	Number of Shares of Common Stock		Percentage of Ownership of Common Stock	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock	Percentage of Aggregate Voting Power d
Howard S. Jonas	4,764,039	(1)	93.7%	1,825,339	(2)	10.2%	85.6	% (3)
520 Broad Street Newark, NJ 07102

Dimensional Fund Advisors, Inc.	273,739	(4)	5.4%	1,067,577	(4)	6.0%	2.8%
1299 Ocean Avenue Santa Monica, CA 90401

Kahn Brothers & Co., Inc.	648,517	(4)	12.8%	42,221	(4)	*	4.9%
555 Madison Avenue 22nd Floor New York, NY 10022

Renaissance Technologies Corp.	119,832	(5)	2.4%	1,051,765	(4)	5.9%	1.7%
800 Third Avenue 33rd Floor New York, NY 10022

James A. Courter	—		—	569,352	(6)	3.2%	*

Liore Alroy	—		—	57,976	(7)	*	*

Claude Pupkin	—		—	82,865	(8)	*	*

Lawrence E. Bathgate, II	—		—	8,332		*	*

Eric F. Cosentino	—		—	8,575		*	*

W. Wesley Perry	—		—	39,582	(9)	*	*

Judah Schorr	—		—	30,623		*	*

All directors, Named Executive Officers and other executive officers as a group (13) persons)	4,764,039	(10)	93.7%	2,976,894	(11)	16.5%	86.4%

*	Less than 1%.
d
Voting power represents combined voting power of Common Stock (one vote per share), Class A Common Stock (three votes per share) and Class B Common Stock (one-tenth of one vote per share). Excludes stock options.

(1)
Consists of an aggregate of 3,272,326 shares of Class A Common Stock and 1,491,713 shares of Common Stock, consisting of (i) 1,469,706 shares of Class A Common Stock held by Mr. Jonas directly, (ii) 6,523 shares of Class A Common Stock held by the Jonas Family Limited Partnership, (iii) 486,813 shares of Class A Common Stock held by Howard S. Jonas 2009 Annuity Trust I, (iv) 1,309,284 shares of Class A Common Stock held by Howard S. Jonas 2009 Annuity Trust II, (v) 275,047 shares of Common Stock beneficially owned by the Jonas Foundation, (vi) 333,333 shares of Common Stock beneficially owned by the Howard S. and Deborah Jonas Foundation, Inc. and (vii) 883,333 shares of restricted Common Stock held by Mr. Jonas directly. Mr. Jonas is the General Partner of the Jonas Family Limited Partnership and, with his wife Deborah Jonas, is the co-trustee of each of The Jonas Foundation, the Howard S. and Deborah Jonas Foundation, the Howard S. Jonas 2009 Annuity Trust I and the Howard S. Jonas 2009 Annuity Trust II.

(2)
Consists of (i) 333,141 shares of Class B Common Stock held by Mr. Jonas directly, (ii) 300,000 shares of Class B Common Stock beneficially owned by the Howard S. and Deborah Jonas Foundation, Inc., (iii) 6,523 shares of Class B Common Stock beneficially owned by the Jonas Family Limited Partnership, (iv) an aggregate of 7,780 shares of Class B Common Stock beneficially owned by custodial accounts for the benefit of the children of Mr. Jonas (of which Mr. Jonas is the custodian), (v) 1,176,427 shares of restricted Class B Common Stock held by Mr. Jonas directly and (vi) 1,468 shares of Class B Common Stock held by Mr. Jonas in his 401(k) plan account as of January 31, 2011. Does not include an aggregate of 1,045,089 shares of Class B Common Stock beneficially owned by trusts for the benefit of the children of Mr. Jonas, as Mr. Jonas does not exercise or share investment control of these shares.

(3)
In addition, by virtue of his voting control of the Company, Mr. Jonas is deemed to beneficially own 157,500 shares of common stock of IDT Telecom, Inc., which are owned by the Company. Mr. Jonas disclaims beneficial ownership of these shares. Mr. Jonas has agreed to ensure that his voting power will not increase due to the Exchange Offer and the conversion. During the pendency of the Exchange Offer and Recapitalization, this was and will continue to be accomplished through an agreement, whereby Mr. Jonas agrees not to exercise certain voting power of shares of Class A Common Stock over which he exercises voting control, to the extent that it would result in his exercising more than 76.1% of the total voting power of all outstanding capital stock of IDT, which was the voting power of shares of our capital stock over which Mr. Jonas exercised voting control immediately prior to the commencement of the Exchange Offer.

(4)	According to Schedule 13G calculating the number of shares as of December 31, 2010.
(5)	According to Schedule 13F calculating the number of shares as of December 31, 2010.
(6)
Subject to certain conditions, 225,129 of these shares are convertible, at the option of Mr. Courter, into the number of shares of Genie Energy Corporation equal to 1% of the outstanding equity of Genie Energy Corporation at the time of conversion.

(7)	Consists of (a) 3,976 shares of Class B Common Stock and (b) 54,000 shares of restricted Class B Common Stock, each held by Mr. Alroy directly.
(8)
Consists of (a) 1,087 shares of Class B Common Stock held by Mr. Pupkin in his 401(k) plan account as of January 31, 2011, (b) 27,778 shares of Class B Common Stock of the Company issuable upon the exercise of stock options exercisable within 60 days and (c) 54,000 shares of restricted Class B Common Stock, each held by Mr. Pupkin directly.

(9)
Consists of (a) 33,333 shares of  Class B Common Stock held by Mr. Perry’s retirement plans and (b) 6,249 shares of Class B Common Stock held directly by Mr. Perry. In addition, Mr. Perry owns a 0.2% interest in Genie Energy Corporation, the Company’s subsidiary.

(10)	Consists of the shares set forth above with respect to the Named Executive Officers and directors. No other executive officers own shares of Common Stock.
(11)
Consists of the shares and options set forth above with respect to the Named Executive Officers and directors, 58,303 shares of Class B Common Stock held by the other executive officers, 150,806  shares of Class B Common Stock of the Company issuable upon the exercise of stock options exercisable within 60 days held by the other executive officers, and 5,079 shares of Class B Common Stock held by the other executive officers in their 401(k) plan account as of January 31, 2011, 138,000 shares of Restricted Class B Common Stock of the Company held by other executive officers as of January 31, 2011 and 2,062 shares of Class B Common Stock held by other executive officers in their Employee Stock Purchase Program accounts.

PROPOSED BUSINESS FOR THE SPECIAL MEETING

AMENDMENT OF IDT’S EXISTING SECOND RESTATED CERTIFICATE OF INCORPORATION
TO CONVERT AND RECLASSIFY OUTSTANDING SHARES OF COMMON STOCK INTO CLASS B COMMON STOCK
AND REVISE AND ELIMINATE PROVISIONS OF THE CERTIFICATE OF INCORPORATION
RELATED TO THE COMMON STOCK
AND REVISE PROVISION RELATING TO DIVIDENDS AND DISTRIBUTIONS OF CASH AND PROPERTY

Our Board of Directors has approved our Third Amended and Restated Certificate of Incorporation (the “Third Restated Certificate”) that would, if approved at the Special Meeting and filed with the Secretary of State of the State of Delaware, convert and reclassify each outstanding share of Common Stock into one share of Class B Common Stock, as well as revise and eliminate certain provisions of our existing Second Restated Certificate of Incorporation relating to the Common Stock and revise the provision relating to dividends and distributions of cash and property, including stock of another company. In accordance with the Delaware General Corporation Law, our Board is submitting the proposed Third Restated Certificate for the approval of our stockholders, as described in more detail below.

The primary purpose for the proposed Amendment is the elimination of our Common Stock by converting the Common Stock into Class B Common Stock, which will result in our having only a single class of publicly traded stock. We refer to this throughout this proxy statement as the “conversion.”

The text of the proposed Third Restated Certificate, marked to show changes to our current Second Restated Certificate of Incorporation, is included as Annex A to this document.

BACKGROUND OF THE CONVERSION

We currently have three classes of common stock outstanding – Common Stock, Class A Common Stock and Class B Common Stock. The powers, privileges, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions of the Common Stock, Class A Common Stock and Class B Common Stock are identical in all respects except for certain voting and conversion rights and restrictions on transferability. The holders of Class A Common Stock are entitled to three votes per share, the holders of Class B Common Stock are entitled to one-tenth of a vote per share, and the holders of Common Stock are entitled to one vote per share. Class A Common Stock is subject to certain limitations on transferability that do not apply to Class B Common Stock and Common Stock. Each share of Class A Common Stock may be converted into one share of Common Stock, at any time, at the option of the holder.  Following the effecting of the Amendment, if approved by our stockholders, and the conversion of the Common Stock into Class B Common Stock thereby, each share of Class A Common Stock will be convertible into one share of Class B Common Stock, instead of Common Stock.

As of January 31, 2011, following the consummation of the Exchange Offer described below, there were 1,812,121 shares of Common Stock outstanding held by 217 holders of record, 3,272,326 shares of Class A Common Stock outstanding held by six holders of record, all of which are beneficially owned by Howard S. Jonas, and 17,905,476 shares of Class B Common Stock outstanding held by 108 holders of record. As of that date, the outstanding Common Stock, Class A Common Stock and Class B Common stock represented approximately 7.9%, 14.2% and 77.9%, respectively, of our shares of outstanding common stock, and approximately 13.5%, 73.2% and 13.3%, respectively, of the total voting power of the outstanding common stock.

The Exchange Offer

On December 2, 2010, we commenced a tax-free exchange offer (the “Exchange Offer”), pursuant to which holders of shares of our Common Stock had the opportunity to exchange their shares of Common Stock for shares of our Class B Common Stock on a one-for-one basis.  The Exchange Offer was conditioned on at least 1,115,970 shares of Common Stock, which represented the majority of the shares of Common Stock held by stockholders of IDT, other than IDT’s affiliates (including, but not limited to, Howard Jonas, its other directors and officers and their affiliates), having been validly tendered and not properly withdrawn by such unaffiliated stockholders of IDT (the “Minimum Condition”). On January 18, 2011, the Exchange Offer expired with 1,916,547 shares of Common Stock having been tendered and not properly withdrawn, meeting the Minimum Condition. Mr. Jonas did not tender any of his shares of Common Stock in the Exchange Offer. Following the consummation of the Exchange Offer, there remained 1,812,121 shares of Common Stock issued and outstanding.

Certain Effects of the Exchange Offer and Conversion

Effect on Ownership Structure of IDT and the Voting Power of Mr. Jonas

Mr. Jonas has agreed to ensure that his voting power will not increase due to the Exchange Offer and the conversion. During the pendency of the Exchange Offer and Recapitalization, this was and will continue to be accomplished through an agreement, whereby Mr. Jonas agrees not to exercise certain voting power of shares of Class A Common Stock over which he exercises voting control, to the extent that it would result in his exercising more than 76.1% of the total voting power of all outstanding capital stock of IDT, which was the voting power of shares of our capital stock over which Mr. Jonas exercised voting control immediately prior to the commencement of the Exchange Offer.   The shares of Common Stock controlled by Mr. Jonas will be automatically converted and reclassified into shares of Class B Common Stock in the conversion. In addition, Mr. Jonas, promptly following the conversion, if it is approved and effected, will exchange 1,698,000 shares of Class A Common Stock (which is entitled to three votes per share) for shares of Class B Common Stock so that, following all such steps, the voting power of shares of our capital stock over which Mr. Jonas exercises voting control will remain the same as it was immediately prior to the commencement of the Exchange Offer.

As of January 31, 2011, Mr. Jonas directly and indirectly beneficially owned 1,491,713 shares of Common Stock, representing approximately 82.3% of the outstanding Common Stock (and 93.7% assuming conversion of all 3,272,326 shares of Class A Common Stock held by Mr. Jonas into Common Stock) and 1,825,339  shares of Class B Common Stock, representing approximately 10.2% of the outstanding Class B Common Stock, and 3,272,326 shares of Class A Common Stock representing, 100% of the outstanding Class A Common Stock, together representing approximately 85.6% of the combined voting power of all of our outstanding equity securities (which voting power is restricted by agreement until the Recapitalization is completed). In connection with Mr. Jonas’ agreement to ensure that his voting power will not increase due to the Exchange Offer and the Recapitalization, promptly following the conversion, Mr. Jonas will exchange 1,698,000 shares of Class A Common Stock (which is entitled to three votes per share) for shares of Class B Common Stock so that, following the conversion and such exchange his percentage voting power will remain at 76.1%, the same as it was immediately prior to the Exchange Offer. Upon the effecting of the conversion and the exchange by Mr. Jonas, the voting power agreement by Mr. Jonas will be immediately terminated and no longer be in effect.

Immediately following the conversion, if it is approved and effected, and upon the subsequent exchange of 1,698,000 shares of Class A Common Stock for Class B Common Stock in order to maintain the voting power of shares of our capital stock over which he exercises voting control at 76.1% of the total voting power of all our outstanding capital stock, Mr. Jonas will directly and indirectly beneficially own no shares of Common Stock, 5,015,052  shares of Class B Common Stock, representing approximately 23% of the outstanding Class B Common Stock, and 1,574,326 shares of Class A Common Stock, representing, 100% of the outstanding Class A Common Stock, together representing approximately 76.1% of the combined voting power of all of our outstanding equity securities.

Mr. Jonas has indicated that he intends to vote all shares of Common Stock, Class A Common Stock and Class B Common Stock over which he exercises voting control in favor of the Amendment.

Interests of IDT Directors/Executive Officers

Except for Mr. Jonas, none of our directors and named executive officers own shares of Common Stock.

Effects on Listing, Registration and Status of IDT Common Stock

Upon the effecting of the conversion there would no longer be any Common Stock, and we would seek to have it delisted from the NYSE and apply to the SEC to terminate its registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Capital Structure of Genie Energy

Our management has been authorized by our Board of Directors to pursue a spin-off involving our Genie Energy division, whereby the ownership of such business segment will be distributed to our then stockholders of record on a pro rata basis, and which will likely result in changes to the composition of our Board of Directors and the movement of certain assets to Genie prior to the spin-off.  It is anticipated that the capital structure of the Genie entity to be spun-off will mirror our capital structure at the time of such spin-off.  However, as we often explore potential transactions to benefit IDT and our stockholders, we cannot predict the precise method of such spin-off transaction, the ultimate class structure of the to-be spun-off entity or whether the contemplated spin-off transaction will be actually consummated.  Thus, whether or not the Amendment is approved and the conversion is effected may impact the equity you would receive in any future spin-off transaction effected by us. If the Amendment is approved and the conversion effected, if you are a record holder of Class B Common Stock as of the record date of the Genie spin-off, you will be entitled to receive a Genie security with rights of our Class B Common Stock. If the Amendment is not approved and the conversion is not effected, upon the spin-off of Genie, if you are a record holder of Common Stock, you would receive shares of Genie with rights corresponding to our Common Stock.

Trading History, Illiquidity of, and Confusion Surrounding Our Common Stock

The principal reason for the conversion is, and for the Exchange Offer was, to provide holders of our Common Stock with a class of stock which is more liquid than their holdings in Common Stock, and which we feel better reflects the inherent value of a share of our capital stock. In addition, we want to remove the confusion we believe exists due to our having two classes of publicly traded stock. The conversion, we anticipate and believe, will complete the effecting of these purposes that has largely been completed via the completion of the Exchange Offer.

There has been for some time a lack of liquidity in the Common Stock trading market, due, we believe, to the relatively small number of shares of Common Stock that are held by non-affiliates and the resulting low volume of trading activity.  At the same time, the trading volume of our Class B Common Stock has been at substantially greater levels, due to the greater number of shares of Class B Common Stock that are outstanding and the greater number of shares of Class B Common Stock that are held by non-affiliates. For the thirty and ninety trading day periods preceding our announcement of the Exchange Offer on November 5, 2010, the average daily trading volume of the Common Stock was 3,930 shares and 9,154 shares, respectively, while the average daily trading volume of the Class B Common Stock was 221,847 shares and 400,823 shares, respectively. Over the same time periods, the average closing prices for the Common Stock were $12.91 and $13.22, respectively while the average closing prices for the Class B Common Stock over the same periods were $15.99 and $16.24, respectively.  We do not believe that that the difference in value of the Common Stock and the Class B Common Stock is due to a difference in the relative fundamental rights of those classes of equity. The Common Stock and Class B Common Stock share the same equity rights. While the Common Stock has one vote per share and the Class B Common Stock has one-tenth of a vote per share (which, all other factors being equal would argue for a relatively higher value on the Common Stock than the Class B Common Stock), due to the control by  Howard Jonas, our Chairman and Chief Executive Officer, of approximately 76.1% of the voting rights of all of our outstanding shares of capital stock (at the time we commenced the Exchange Offer and which represents his current voting rights as per his agreement described above), and thereby over substantially all matters to be voted upon by our stockholders, we do not believe that the disparate voting rights is given significant weight by our stockholders. We, therefore, concluded that the price disparity is related to relative illiquidity in the trading market for the Common Stock. We believe that this was a penalty being borne by the holders of Common Stock and that an exchange of shares of Class B Common Stock that were held in our treasury and which did not form a part of the public float of the Company for outstanding shares of Common Stock, would benefit the Common Stockholders without any negative impact on the Class B Common Stockholders. In fact, following our announcement of the Exchange Offer (as well as several other items) on November 5, 2010, the closing price for the Common Stock increased from $11.85 on November 4, 2010, to $17.17 on November 8, 2010 (the first trading day after the announcement of the Exchange Offer) and to $22.00 on December 1, 2010, with no corresponding decrease in the closing price for the Class B Common Stock, which was $14.66 on November 4, 2010, $17.29 on November 8, 2010 and $22.20 on December 1, 2010.

In addition, anecdotal evidence suggests that there has been confusion among shareholders, potential shareholders, the financial media and other members of the financial community with respect to our capital structure and the identity of the Common Stock and Class B Common Stock. We believe that the use of different trading symbols for the Common Stock and Class B Common Stock (IDT.C and IDT) has contributed to the confusion, given that these trading symbols have been reproduced, recorded or described in different ways by various sources.  This confusion, we believe, has led to certain investors purchasing a class of stock they did not wish to own, particularly in light of the lower price for the Common Stock as compared to the Class B Common Stock.  Given the lack of liquidity in the trading market for the Common Stock and the inability to convert from Common Stock to Class B Common Stock, this has resulted in frustrated investors.

Based on the above, our Board of Directors authorized our commencement of the Exchange Offer, which resulted in stockholders exchanging 1,916,547 shares of Common Stock for 1,916,547 shares of Class B Common Stock. Now, as authorized by our Board as well, we seek to complete the exchange of the remaining shares of Common Stock, including those held by Mr. Jonas, for our Class B Common Stock, as well as completely eliminate the illiquid Common Stock, via the conversion. We believe that the conversion is in the best interests of IDT and the holders of both the Common Stock and Class B Common Stock. The conversion will eliminate the illiquid Common Stock, and, we expect, also to further improve the liquidity profile of our Class B Common Stock overall, allow for easier analysis and valuation of the Class B Common Stock, and eliminate confusion within the financial community regarding the current dual-publicly traded classes of common stock structure. However, we cannot guarantee that the benefits of a simplified capital structure will be accomplished to the extent and in the manner we currently expect, if at all.

Considerations Involving the Proposed Conversion

In order to try to rectify the trading volume and price disparity and the apparent confusion surrounding our two publicly traded classes of common stock, as well as to remove what we believe is a penalty being borne by the holders of Common Stock, we have in the past considered attempts to provide our Common Stockholders with the opportunity to hold the more liquid Class B Common Stock, including the possibility of eliminating the Common Stock from our capital structure altogether. However, we were prevented from taking any action due to Rule 313 of the NYSE Listed Company Manual which restricts corporate actions that disparately reduce or restrict voting rights of shareholders of publicly traded common stock registered under Section 12 of the Exchange Act. We believed that an exchange of shares of Class B Common Stock that were held in our treasury and which did not form a part of the public float of the Company for outstanding shares of Common Stock would benefit the Common Stockholders without any negative impact on the Class B Common Stockholders and initiated contact again with the NYSE in August 2010 to seek its approval and confirmation that it would not object on the basis of Rule 313 to our taking such corporate action. At various dates, our Board of Directors meetings included discussions regarding the disparity in stock prices and liquidity between the Common Stock and Class B Common Stock and what could be done about it.  On November 3, 2010, our Board of Directors held a meeting, with members of management attending, where they discussed and authorized management to engage in an exchange offer for all outstanding shares of the Common Stock on the terms of the Exchange Offer, in light of the fact that there was indication from the NYSE that it would not object to an exchange offer if so structured. On November 5, 2010, the NYSE notified us that it did not object to the Exchange Offer. On December 1, 2010, the Board of Directors unanimously ratified its authorization to engage in the Exchange Offer, its determination that the Exchange Offer was fair to IDT’s stockholders and also authorized, in principle, the Amendment and the conversion thereunder.

In a meeting on January 20, 2011, following the consummation of the Exchange Offer, the Board of Directors approved the Third Restated Certificate and authorized the conversion. The Board considered the fairness of the proposed conversion to each class of stockholders, including consideration of the lesser trading price of the Common Stock as compared to the Class B Common Stock, the improvement in the liquidity position of the Common Stock holders' Class B Common Stock in the event of the conversion, particularly in light of the consummation of the Exchange Offer and the relatively low number of outstanding shares Common Stock remaining. Furthermore, the Board considered the expected benefits of eliminating investor confusion and the resulting management distraction regarding the two publicly traded classes of common stock and the trading price disparity. Finally, the Board also took into account the probability of the Common Stock’s being delisted from the NYSE and the termination of its registration under the Exchange Act.

After a review of all the factors, and the successful consummation of the Exchange Offer, the Board determined to propose the conversion to IDT’s stockholders at a special stockholders meeting, and to recommend to the stockholders that the Third Restated Certificate be approved.

The foregoing discussion of information considered by the Board in determining to authorize and recommend approval of the conversion is not intended to be exhaustive, but includes the material factors considered by the Board in making its decision. In view of the wide variety of factors considered by the Board and the complexity of these matters, the Board did not consider it practicable to, nor did it attempt to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. In considering the factors described above, individual members of the Board may have given different weight to different factors. We do not expect that any cost savings resulting from conversion of the Class B Common Stock will be material. We cannot assure you when or if any specific potential benefits considered by the Board will be realized.

Other Proposed Amendments

The Amendment will also include revisions to our Second Restated Certificate of Incorporation described below, which we believe are needed, upon the conversion, to conform other provisions that were related to our Common Stock and to remove possible confusion, as well as to better reflect the relative rights of the Class A Common Stock and Class B Common Stock.

The provisions proposed to be eliminated and/or revised include, among others:

•	eliminating references to the Common Stock;

•	eliminating provisions defining the rights of holders of shares of Common Stock;

•	eliminating what would be obsolete provisions regarding the conversion of Class B Common Stock into Common Stock;

•	revising provisions regarding the conversion of Class A Common Stock into Common Stock to provide for conversion into Class B Common Stock;

•	reducing the authorized shares of capital stock from 345,000,000 to 245,000,000 (based on the elimination of the 100,000,000 shares of Common Stock); and

•
revising the current dividend restrictions to allow for a dividend of stock of a company affiliated with IDT (such as a subsidiary) to holders of Class A Common Stock and Class B Common Stock, whereby holders of Class A Common Stock and Class B Common Stock will receive different classes of such affiliate company’s stock provided that the differences in classes of the affiliate company’s stock will correspond to the differences between the Class A Common Stock and Class B Common Stock.

Except as specifically provided above, we do not intend this proposal to make any substantive change to our Second Restated Certificate of Incorporation. Other than as described herein, adoption of this proposal will have no effect upon our future operations or capital structure or on the substantive rights of holders of shares of Class A Common Stock or Class B Common Stock.

Certain Effects of the Amendments

If the proposed amendments to our Second Restated Certificate of Incorporation become effective, each share of our outstanding Common Stock will automatically be converted and reclassified into one share of our Class B Common Stock, and the Common Stock will be eliminated altogether.  Such conversion will have the following effects, among others, on the holders of our Common Stock:

Voting Power . Holders of shares of Common Stock are currently entitled to cast one vote per share on any matters subject to a stockholder vote. Following the conversion, if it is approved and effected, each share of Common Stock will be converted into a share of Class B Common Stock which is only entitled to one-tenth of a vote per share in matters subject to a stockholder vote. On matters subject to a vote of stockholders, the holders of outstanding shares of Common Stock, Class A Common Stock and Class B Common Stock are currently entitled to cast approximately 13.5%, 73.2% and 13.3% of the vote, respectively. After the conversion and exchange by Mr. Jonas of 1,698,000 shares of Class A Common Stock (which is entitled to three votes per share) for shares of Class B Common Stock promptly thereafter, the holders of outstanding shares of Class A Common Stock would be entitled to cast approximately 68.8%% of the vote and holders of outstanding shares of Class B Common Stock would be entitled to cast approximately 31.2% of the vote (2.6% of which represents the vote of the current holders of Common Stock whose shares of Common Stock were converted into shares of Class B Common Stock pursuant to the Amendment). In addition, our Second Restated Certificate of Incorporation and Delaware law require a separate class voting right if an amendment to our Second Restated Certificate of Incorporation would alter the aggregate number of authorized shares or par value of either such class or alter the powers, preferences or special rights of either such class so as to affect these rights adversely (which requirement is not being altered by the Amendment). However, due to the control by  Howard Jonas of approximately 76.1% of the voting rights of all of our outstanding shares of capital stock, and thereby  over substantially all matters to be voted upon by our stockholders, which percentage shall remain immediately following the conversion and the above noted exchange by Mr. Jonas of shares of Class A Common Stock, the conversion should not have any practical effect on the voting control over matters subject to a stockholder vote.

Economic Equity Interests . The proposed conversion will have no impact on the economic equity interests of holders of our Common Stock, Class A Common Stock and our Class B Common Stock, including with regard to dividends, liquidation rights or redemption. As of February 18, 2011, the shares held by the holders of our Common Stock, Class A Common Stock and Class B Common Stock represented 7.9%, 14.2%, and 77.9%, respectively, of the total outstanding shares of our common stock. After the conversion and exchange by Mr. Jonas, there would no longer be any shares of Common Stock outstanding, and the shares held by the holders of our Class A Common Stock and Class B Common Stock would represent 6.8%, and 93.2%, respectively, of the total outstanding shares.

Capitalization . The conversion will eliminate the 100,000,000 authorized shares of Common Stock and reduce the total number of authorized shares of capital stock from 345,000,000 to 245,000,000, consisting of 35,000,000 shares of Class A Common Stock, 200,000,000 shares of Class B Common Stock and 10,000,000 shares of Preferred Stock. No shares of preferred stock are currently outstanding or will be outstanding immediately following the conversion. As of February 18, 2011, there were 22,989,923 shares of common stock issued and outstanding, consisting of 1,812,121 shares of Common Stock, 3,272,326 shares of Class A Common Stock and 17,905,476 shares of Class B Common Stock. After the conversion, and the exchange by Howard Jonas of 1,698,000 shares of Class A Common Stock for 1,698,000 shares of Class B Common Stock so that, following all such steps, the voting power of shares of our capital stock over which Mr. Jonas exercises voting control will remain the same as it was immediately prior to the commencement of the Exchange Offer, there would be the same number of total shares of common stock outstanding as of such date, but there would be no shares of Common Stock, 1,574,326 shares of Class A Common Stock and 21,415,597 shares of Class B Common Stock.

NYSE Listing . Upon effectiveness of the conversion proposal, we will seek to have our Common Stock, trading symbol IDT.C, delisted from the NYSE, resulting in there no longer being any trading in our Common Stock. Our Class B Common Stock will continue to trade on the NYSE under the symbol “IDT.”

Operations . The conversion will have no impact on our operations, except to the limited extent that we are able to realize some or all of the potential benefits from the proposed conversion which are described above.

Resale of Class B Common Stock . Shares of Class B Common Stock may be sold in the same manner as it is currently sold. Our affiliates and holders of any shares that constitute restricted securities will continue to be subject to the restrictions specified in Rule 144 under the Securities Act of 1933, as amended.

Equity Incentive Plans . Upon the conversion, outstanding options, stock appreciation rights and restricted stock and performance share awards denominated in shares of Common Stock issued under any of our equity incentive plans will remain unchanged, except that they will represent the right to receive shares of Class B Common Stock rather than Common Stock.

Interests of our Officers and Directors in the Conversion . In considering the recommendation of our Board, you should be aware that Howard Jonas, our Chairman and Chief Executive Officer, may have interests in the conversion that are or may be different from, or in addition to, the interests of some or all of our public stockholders. None of our directors or officers, other than Mr. Jonas, holds any shares of Common Stock.

Conditions Precedent to Effectiveness of the Third Restated Certificate of Incorporation

The effectiveness of the conversion and the related amendments to the Second Restated Certificate of Incorporation as described above are conditioned upon the approval by holders of a majority of the voting power of the outstanding Common Stock, Class A Common Stock and Class B Common Stock, voting together as a single body and also as separate classes.

 If approved, the Third Restated Certificate will become effective upon filing with the Secretary of State of the State of Delaware, which we expect to occur on the day following the Special Meeting.

Stockholder Action if Proposal is Approved

If the proposed Third Restated Certificate is approved, the conversion will be automatically effective and no additional stockholder action will be required. Upon effectiveness of the conversion, physical stock certificates representing currently outstanding shares of Common Stock will automatically become certificates for an equal number of shares of Class B Common Stock. Holders of physical certificates who wish to exchange their certificates for new physical certificates for Class B Common Stock may surrender their old certificates to our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”). AST may be reached at (877) 248-6417.

Reservation of Rights by our Board of Directors

Our Board reserves the right to abandon the adoption of the Amendment being proposed at the Special Meeting without further action by our stockholders at any time before their effectiveness (as described above), even if the proposal has been approved by the stockholders and all other conditions to such adoption have been satisfied. Although the Board does not anticipate exercising its rights to abandon the amendments nor does it contemplate specific events that would trigger abandonment, the Board will defer or abandon the amendments if, in its business judgment, the conversion is no longer in the best interests of IDT or our stockholders. By voting in favor of the Amendment, you will also be expressly authorizing the Board to determine not to proceed with, and abandon, the amendments (including the conversion) if it should decide to do so.

No Appraisal Rights

Holders of our Common Stock, Class A Common Stock and Class B Common Stock do not have appraisal rights under Delaware law or under our Second Restated Certificate of Incorporation in connection with the conversion.

Recommendation of the Board

Our Board of Directors unanimously recommends a vote “FOR” the approval of the Third Restated Certificate.

Certain Federal Income Tax Consequences

We have summarized below certain federal income tax consequences of the conversion based on the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”). This summary applies only to our stockholders that hold their Common Stock and Class B Common Stock as a capital asset within the meaning of section 1221 of the Code. Further, this summary does not discuss all aspects of federal income taxation that may be relevant to you in light of your individual circumstances. In addition, this summary does not address any state, local or foreign tax consequences of the proposed conversion. This summary is included for general information purposes only and is not intended to constitute advice regarding the federal income tax consequences of the proposed conversion. Since the tax consequences to you will depend on your particular facts and circumstances, you are urged to consult your own tax advisor with respect to the tax consequences of the conversion, including tax reporting requirements.

We believe that as a result of the conversion:

▪
no gain or loss will be recognized for federal income tax purposes by any of the holders of our Common Stock or any of the holders of our Class B Common Stock upon the conversion of Common Stock into Class B Common Stock;

▪	a stockholder’s aggregate basis in its shares of Class B Common Stock received will be the same as the stockholder’s aggregate basis in the Common Stock converted pursuant to the conversion;

▪	a stockholder’s holding period for Class B Common Stock will include such stockholder’s holding period for the Common Stock converted; and

▪	no gain or loss will be recognized for federal income tax purposes by us upon the conversion of our Common Stock into Class B Common Stock.

OTHER BUSINESS AND MISCELLANEOUS

The Board and management do not know of any other matters to be presented at the Special Meeting. If other matters do properly come before the meeting, it is intended that the persons named in the accompanying proxy vote the proxy in accordance with their best judgment on such matters.

Submission of Proposals for the 2011 Meeting of Stockholders

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials in connection with the 2011 annual meeting of stockholders must submit such proposals in writing to the General Counsel and Corporate Secretary of the Company at 520 Broad Street, Newark, New Jersey 07102, which proposals must be received at such address no later than July 7, 2011. In addition, any stockholder proposal submitted with respect to the Company’s 2011 annual meeting of stockholders, which proposal is submitted outside the requirements of Rule 14a-8 under the Exchange Act and, therefore, will not be included in the relevant proxy materials, will be considered untimely for purposes of Rule 14a-4 and 14a-5 if written notice thereof is received by the Company’s General Counsel and Corporate Secretary after September 20, 2011.

BY ORDER OF THE BOARD OF DIRECTORS

Joyce Mason
Executive Vice President, General Counsel and Corporate Secretary
February 28, 2011

Annex A

~~SECOND~~ THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

IDT CORPORATION

IDT CORPORATION, a Delaware corporation (the "Corporation"), the original Certificate of Incorporation of which was filed with the Secretary of State of Delaware on December 22, 1995, HEREBY CERTIFIES:

FIRST: The ~~Second~~ Third Amended and Restated Certificate of Incorporation, amending and restating the Second Restated Certificate of Incorporation of the Corporation as set forth in Article FOURTH, was duly authorized by the Corporation's Board of Directors and adopted by written consent of the Corporation's stockholders in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

SECOND: Upon the filing and effectiveness (the "Effective Time"), pursuant to the General Corporation Law of the State of Delaware, of the Third Amended and Restated Certificate of Incorporation, each share of the Corporation's Common Stock, par value $0.01 per share ("Common Stock"), issued and outstanding immediately prior to the Effective Time shall automatically be converted and reclassified into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Class B Common Stock, par value $0.01 per share ("Class B Common Stock") , without any further action by the Corporation or the holder thereof (the "Conversion"). Stockholders holding fractional share interests of Common Stock shall, with respect to such fractional share interests, receive the like fractional share interest of Class B Common Stock. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (the "Old Certificates"), shall thereafter represent that number of shares of Class B Common Stock , into which the shares of Common Stock represented by the Old Certificate shall have been converted. Upon the Effective Time, there will no longer be any shares of Common Stock issued and outstanding and all authorized shares of Common Stock will be eliminated . ~~Upon the filing and effectiveness (the "Effective Time") pursuant to the General Corporation Law of the State of Delaware of the Second Restated Certificate of Incorporation, each three (3) shares of the Corporation's (i) Common Stock, par value $0.01 per share ("Common Stock"), (ii) Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), (iii) Class B Common Stock, par value $0.01 per share ("Class B Common Stock"), and (iv) Preferred Stock, par value $0.01 per share ("Preferred Stock"), issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (I) validly issued, fully paid and non-assessable share of Common Stock, Class A Common Stock, Class B Common Stock, and Preferred Stock, respectively, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the "Reverse Stock Split"). Stockholders who otherwise would be entitled to receive fractional share interests of Common Stock, Class A Common Stock, Class B Common Stock, or Preferred Stock, as the case may be, shall, with respect to such fractional share interests, be entitled to receive cash, without interest, in lieu of fractional shares of Common Stock, Class A Common Stock, Class B Common Stock, or Preferred Stock, as the case may be, upon the surrender of the stockholders' Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation's transfer agent of all fractional shares otherwise issuable. No certificates representing fractional shares of Common Stock, Class A Common Stock, Class B Common Stock, or Preferred Stock, as the case may be, shall be issued in connection with the Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Common Stock, Class A Common Stock, Class B Common Stock, or Preferred Stock, as the case may be (the "Old Certificates"), shall thereafter represent that number of shares of Common Stock, Class A Common Stock, Class B Common Stock, or Preferred Stock, as the case may be, into which the shares of Common Stock, Class A Common Stock, Class B Common Stock, or Preferred Stock, as the case may be, represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.~~

THIRD: The ~~Second~~ Third Amended and Restated Certificate of Incorporation shall become effective upon filing.

FOURTH: ~~That the Second~~ The Third Amended and Restated Certificate of Incorporation, as amended and restated hereby, reads in its entirety as follows:

~~SECOND~~ THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF

IDT CORPORATION

FIRST: The name of the Corporation is IDT Corporation (the "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

FOURTH: The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is ~~three~~ two hundred and forty five million (~~3~~245,000,000) shares, consisting of
(a) ~~100,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), (b)~~35,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Stock"), (b~~c~~) 200,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Stock", and collectively, such ~~Common Stock,~~ Class A Stock and Class B Stock are referred to herein as the "Common Shares"), and (c~~d~~ ) 10,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock").

1. Preferred Stock

The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued and undesignated shares of Preferred Stock, for one or more series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

(a)	the designation of such series, the number of shares to constitute such series, and the stated value thereof if different from the par value thereof;

(b)	whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c )
the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

(d )
whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares of such series are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(e)
the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation, and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock;

(f)
whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)
whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)
the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payments of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, ~~the Common Stock,~~ the Class A Stock, the Class B Stock or shares of stock of any other class or any other series of this class;

(i)
the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

(j )
any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations of restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of anyone series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of anyone series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.

2. Common Stock and Class A Stock

(a)
General. Except as hereinafter expressly set forth in Section 2, and subject to the rights and preferences of the holders of Preferred Stock at any time outstanding, the Class A Stock and the~~,~~ Class B Stock, ~~and the Common Stock, all~~ both of which are classes of common stock, shall have the same rights and privileges and shall rank equally, share ratably and be identical in respects as to all matters, including rights in liquidation.

(b)
Voting Rights. Except as otherwise provided in this ~~Second~~ Third Amended and Restated Certificate of Incorporation or as expressly provided by law, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the Common Shares have exclusive voting rights on all matters requiring a vote of the Corporation.

~~The holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.~~ The holders of Class A Stock shall be entitled to three votes per share on all matters to be voted on by the stockholders of the Corporation. The holders of Class B Stock shall entitled to one-tenth (1/10) of a vote per share on all matters to be voted on by the stockholders of the Corporation.

Except as otherwise provided in this ~~Second~~ Third Amended and Restated Certificate of Incorporation or as required by law, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of shares of Class A Stock and~~,~~ the holders of shares of Class B Stock ~~and the holders of shares of Common Stock~~ shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)
(1) Dividends and Distributions. Subject to the rights of the holders of Preferred Stock, and   subject to any other provisions of this ~~Second~~ Third Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of Class A Stock and~~,~~ holders of Class B Stock ~~and holders of Common Stock~~ shall be entitled to receive such dividends and other distributions in cash, in property or in shares of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided , however , that no cash, property or share dividend or distribution may be declared or paid on the outstanding shares of any of the Class A Stock or ~~,~~ the Class B Stock ~~or the Common Stock~~ unless an identical per share dividend or distribution is simultaneously declared and paid on the outstanding shares of the other class~~es~~ of common stock; provided further , however , that (i) a dividend of shares may be declared and paid in Class A Stock to holders of Class A Stock and~~,~~ in Class B Stock to holders of Class B Stock ~~and in Common Stock to holders of Common Stock~~ if the number of shares paid per share to holders of Class A Stock and~~,~~ to holders of Class B Stock ~~and to holders of Common Stock~~ shall be the same (ii) a dividend or distribution by the Corporation of the securities of another entity may be declared and paid to holders of Common Shares, if the securities distributed to the holders of differing classes of Common Shares have disparate voting rights, so long as (A) such shares bear the same relative equity rights in the entity whose securities are being distributed, and (B) the disparate voting rights of the securities being distributed to the Class A Stock and the Class B Stock are not materially different than the relative voting rights of the Class A Stock and Class B Stock . If the Corporation shall in any manner subdivide, combine or reclassify the outstanding shares of Class A Stock or~~,~~ Class B Stock ~~or Common Stock~~, the outstanding shares of the other class~~es~~ of common stock shall be subdivided, combined or reclassified proportionately in the same manner and on the same basis as the outstanding shares of Class A Stock, Class B Stock or Common Stock, as the case may be, have been subdivided, combined or reclassified.

(2) Consideration in Merger and Similar Transactions. The Corporation shall not be a party to a merger, consolidation, binding share exchange, recapitalization, reclassification or similar transaction (whether or not the Corporation is the surviving or resulting entity) (an "Extraordinary Transaction"), unless the per share consideration, if any, that the holders of ~~Common Stock and~~ Class B Stock receive in connection with such Extraordinary Transaction or are entitled to elect to receive in such Extraordinary Transaction is the same as the per share consideration that the holders of the other of such class~~es~~ of common stock are entitled to receive or elect to receive in connection with the Extraordinary Transaction.

(d)
Optional Conversion.

(1) The shares of ~~Common Stock and~~ Class B Stock are not convertible into or exchangeable for shares of Class A Stock.

(2) Each share of Class A Stock may be converted, at any time and at the option of the holder thereof, into one fully paid and nonassessable share of ~~Common~~ Class B Stock.

~~(3) Each share of Class B Stock may be converted, at any time and at the option of the Corporation, into one fully paid nonassessable share of Common Stock provided that all shares of Class B Stock are so converted.~~

(e)
MandatoryConversion.

(1) Upon a Transfer by a Holder, other than to a "Permitted Transferee" of such Holder, shares of Class A Stock so transferred shall, effective on the date of such Transfer, be automatically converted, without further act on anyone's part, into an equal number of shares of ~~Common~~ Class B Stock, and the stock certificates formerly representing such shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of ~~Common~~ Class B Stock.

(2)  For purposes of this Section 2(e): A "Permitted Transferee" of a Holder shall mean, the following:

(i)     In the case of any Holder, the Corporation or any one or more of its directly or indirectly wholly owned subsidiaries;

(ii)     In the case of a Holder who is a natural person:

(A)   The spouse of such Holder (the "Spouse"), any lineal ancestor of such Holder or of the Spouse, and any person who is a lineal descendant of a grandparent of such Holder or of the Spouse, or a spouse of any such lineal descendent or such lineal ancestor (collectively, the "Family Members");

(B)   A trust (including a voting trust) exclusively for the benefit of one or more of (x) such Holder, (y) one or more of his or her Family Members or (z) an organization to which contributions are deductible under 501(c)(3) of the internal Revenue Code of 1986, as amended, or any successor provision (the "Internal Revenue Code") or for estate or gift  purposes (a "Charitable Organization"); provided that such trust may include a general or special power of appointment for such Holder or Family Members (a "Trust"); provided, further, that if by reason of any change in the beneficiaries of such Trust, such Trust would not have qualified, at the time of the Transfer of Class A Stock to such Trust (for purposes of this sub-paragraph (B), the "Transfer Date"), as a Permitted Transferee, all shares of Class A Stock so transferred to such Trust shall, effective on the date of such change of beneficiary, be automatically converted, without further act on anyone's part, into an equal number of shares of ~~Common~~ Class B Stock, and the stock certificates formerly representing such shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of ~~Common~~ Class B Stock;

(C)   A Charitable Organization established solely by one or more of such Holder or a Family Member;

(D)   An Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, of which such Holder is a participant or beneficiary, provided that such Holder has the power to direct the investment of funds deposited into such Individual Retirement Account and to control the voting of securities held by such Individual Retirement Account (an "IRA");

(E)   A pension, profit sharing, stock bonus or other type of plan or trust of which such Holder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401(k) of the Internal Revenue Code, provided that such Holder has the power to direct the investment of funds deposited into such plan or trust and to control the voting of securities held by such plan or trust (a "Plan");

(F)   Any corporation or partnership directly or indirectly controlled, individually or as a group, only by such Holder and/or any of his Permitted Transferees as determined under this clause (ii); provided that if by reason of any change in the direct or indirect control of such corporation or partnership, such corporation or partnership would not have qualified, at the time of the Transfer of Class A Stock to such corporation or partnership, as a Permitted Transferee of such Holder, all shares of Class A Stock so transferred to such corporation or partnership shall, effective on the date of such direct or indirect change in control, be automatically converted, without further act on anyone's part, into an equal number of shares of ~~Common~~ Class B   Stock, and the stock certificates formerly representing such shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of ~~Common~~ Class B Stock; and

(G)   The estate, executor, executrix or other personal representative, custodian, administrator or guardian of such Holder.

(iii)   In the case of a Holder holding the shares of Class A Stock in question as trustee of an IRA, a Plan or a Trust, "Permitted Transferee" means (x) the person who transferred Class A Stock to such IRA, such Plan or such Trust, (y) any Permitted Transferee of any such person determined pursuant to this Section 2(e) and (z) any successor trustee or trustees in such capacity of such IRA, such Plan or such Trust;

(iv)   In the case of a Holder which is a partnership, "Permitted Transferee" means any other person, directly or indirectly controlling, controlled by or under direct or indirect common control with such partnership, provided that, if by reason of any change in the direct or indirect control of such person, such person would not have qualified, at the time of the Transfer of the Class A Stock to such person, as a Permitted Transferee of such partnership, all shares of Class A Stock so transferred to such person shall, effective on the date of such direct or indirect change in control, be automatically converted, without further act on anyone's part, into an equal number of shares of ~~Common~~ Class B Stock, and the stock certificates formerly representing such shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of ~~Common~~ Class B Stock;

(v)  In the case of a Holder which is a corporation (other than a Charitable Organization) "Permitted Transferee" means any other person directly or indirectly controlling, controlled by or under direct or indirect common control with such corporation; provided that if by reason of any change in the direct or indirect control of such person, such person would not have qualified, at the time of the Transfer of the Class A Stock to such person, as a Permitted Transferee of such corporation, all shares of Class A Stock so transferred to such person shall, effective on the date of such direct or indirect change in control be automatically converted, without further act on anyone's part, into an equal number of shares of ~~Common~~ Class B Stock, and the stock certificates formerly representing such shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of ~~Common~~ Class B Stock; and

(vi)   In the case of a Holder which is the estate of a deceased Holder or who is the executor, executrix or other personal representative, custodian or administrator of such Holder, or guardian of a disabled or adjudicated incompetent Holder or which is the estate of a bankrupt or insolvent Holder, which owns the shares of Class A Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, or adjudicated incompetent, disabled, bankrupt or insolvent Holder as otherwise determined pursuant to this Section 2(e).

As used in this Section 2(e), the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the controlled person or entity.

As used in this Section 2(e), the term "Holder" means any holder of Class A Stock or of the proxy to vote shares of Class A Stock.

As used in this Section 2(e), the term "person" shall mean both natural persons and legal entities, unless otherwise specified. The relationship of any person that is derived by or through legal adoption shall be considered a natural relationship.

Each joint owner of shares or owner of a community property interest in shares of Class A Stock shall be considered a "Holder" of such shares. A minor for whom shares of Class A Stock are held pursuant to a Uniform Transfer to Minors Act or similar law shall be considered a Holder of such shares.

As used in this Section 2(e), a "Transfer" shall mean any type of transfer of shares of Class A Stock, whether by sale, exchange, gift, operation of law, pledge, or otherwise, and shares of Class A Stock shall refer to either (i) such shares of Class A Stock so transferred, (ii) the power to vote such shares so transferred or (iii) shares of Class A Stock for which the power to vote was so transferred, as the case may be.

(3) Notwithstanding anything to the contrary set forth herein, any Holder may pledge the shares of Class A Stock belonging to such Holder to a pledgee pursuant to a bona tide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such pledgee does not have the power to vote such shares and such shares remain subject to the provisions of this Section. In the event of foreclosure or other similar action by the pledgee, such shares, at midnight on the thirtieth day after delivery of notice by the Corporation to the pledgor of such foreclosure or other similar action (for purposes of this paragraph (3) the "Conversion Time"), shall be automatically converted, without further act on anyone's part, into an equal number of shares of ~~Common~~ Class B Stock and the stock certificates formerly representing such shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of ~~Common~~ Class B Stock; provided, however , that such automatic conversion of such shares of Class A Stock shall not occur if, prior to the Conversion Time, (x) such pledged shares of Class A Stock are transferred to a Permitted Transferee of the pledgor or (y) such foreclosure or other similar action is cancelled or annulled so that the pledgor retains the right to vote such shares.

(4)   A good faith determination by the Board of Directors of the Corporation (x) that a transferee of shares of Class A Stock is or is not a Permitted Transferee of the transferor of such shares to such transferee on the date of Transfer, or (y) that, by reason of any change in the direct or indirect control of such transferee subsequent to such Transfer, such person would have or have not qualified at the time of the Transfer of the Class A Stock to such person as a Permitted Transferee shall be conclusive and binding upon all the stockholders of the Corporation.

(5)   The Corporation may, as a condition to the transfer or the registration of transfer of shares of Class A Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. Each certificate representing shares of Class A Stock shall be endorsed with a legend that states that shares of Class A Stock are not transferable other than to certain transferees and are subject to certain restrictions as set forth in this ~~Second~~ Third Amended and Restated Certificate of Incorporation of the Corporation.

(6)   This Section 2(e) may not be amended without the affirmative vote of holders of the majority of the shares of the Class A Stock and ~~,~~ the affirmative vote of holders of the majority of the shares of the Class B Stock ~~and the affirmative vote of holders of the majority of the shares of the Common Stock~~ , each voting separately as a class.

(f)
Conversion  Procedures.

(1)   ~~Each~~ The conversion of shares pursuant to Section 2(d) (2) hereof will be effected by the surrender of the certificate or certificates, duly endorsed, representing the shares to be converted at the principal office of the transfer agent of the Class A Stock ~~, in the case of conversion pursuant to Section 2(d)(2), or of the Class B Stock, in the case of conversion pursuant to Section 2(d)(3),~~ at any time during normal business hours, together with a written notice by the holder stating the number of shares that such holder desires to convert and the names or name in which he wishes the certificate or certificates for the ~~Common~~ Class B Stock to be issued. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered, and at such time, the rights of any such holder with respect to the converted shares of such holder will cease and the person or persons in whose name or names the certificate or certificates for shares are to be issued upon such conversion will be deemed to have become the holder or holders of record of such shares represented thereby.

Promptly after such surrender, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the ~~Common~~ Class B Stock issuable upon such conversion and a certificate representing any Class A Stock, in the case of conversion pursuant to Section 2(d)(2) which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion, but which was not converted.

(2)   The issuance of certificates upon conversion of shares pursuant to Section 2(d) hereto will be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer tax) in respect thereof or other costs incurred by the Corporation in connection therewith.

(3)   The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of ~~Common~~ Class B Stock or its treasury shares, solely for the purpose of issuance upon the conversion of the Class A Stock ~~and the Class B Stock~~, such number of shares of ~~Common~~ Class B Stock as may be issued upon conversion of all outstanding Class A Stock ~~and the Class B Stock~~ .

(4)   Shares of the Class A Stock ~~and Class B Stock~~ surrendered for conversion as above provided or otherwise acquired by the Corporation shall be canceled according to law and shall not be reissued.

(5)   All shares of ~~Common~~ Class B Stock which may be issued upon conversion of shares of Class A Stock ~~and Class B Stock~~ will, upon issue, be fully paid and nonassessable.

(4)   Shares of the Class A Stock ~~and Class B Stock~~ surrendered for conversion as above provided or otherwise acquired by the Corporation shall be canceled according to law and shall not be reissued.

(5)   All shares of ~~Common~~ Class B Stock which may be issued upon conversion of shares of Class A Stock ~~and Class B Stock~~ will, upon issue, be fully paid and nonassessable.

FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three (3) and not more than seventeen (17) directors, the exact number of which shall be fixed from time to time by the Board of Directors.

A director shall hold office until the next occurring annual meeting of stockholders following his or her election and until his or her successor shall be elected and shall qualify, subject, however, to prior death or incapacity, resignation, retirement, disqualification or removal from office.

The directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this ~~Second~~ Third Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however , that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

Subject to the terms of any one or more classes or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies in the Board of Directors resulting from death or incapacity, resignation, retirement, disqualification or removal from office may be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and directors so elected shall hold office until the next occurring annual meeting of stockholders following appointment and until their successors are duly elected and qualified, or until their earlier death or incapacity, resignation, retirement, disqualification or removal from office.

SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any alteration, amendment or repeal of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such alteration, amendment or repeal with respect to acts or omissions occurring prior to such alteration, amendment or repeal.

SEVENTH: The Corporation is to have perpetual existence.

EIGHTH: The By-Laws of the Corporation may be altered, amended or repealed in whole or in part, or new By-Laws may be adopted, by the stockholders or by the affirmative vote of the directors of the Corporation. As used in this ~~Second~~ Third Amended and Restated Certificate of Incorporation, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

NINTH: Special meetings of stockholders may be called by any of (i) the Chairman of the Board of Directors, (ii) the President, (iii) any Vice President, (iv) the Secretary, or (v) any Assistant Secretary, and shall be called by any such officer at the request in writing of a majority of the entire Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote.

TENTH: The Corporation elects not to be governed by Section 203 of the GCL.

ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this ~~Second~~ Third Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders hereby are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this ~~Second~~ Third Amended and Restated Certificate of Incorporation to be executed on its behalf this ~~24 th~~ __ day of ~~February~~ April, 2011 ~~2009~~.

IDT CORPORATION

By:
Name: Joyce J. Mason
Title: Corporate Secretary

SPECIAL MEETING OF STOCKHOLDERS OF

IDT CORPORATION

April 4, 2011

Important Notice Regarding the Availability of Proxy Materials for the IDT Corporation
Special Stockholders Meeting to be Held on April 4, 2011:
The Notice of Special Meeting and Proxy Statement and Proxy Statement are available at:

http://www.idt.net/about/ir

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
Vote on Proposal
  The Board of Directors recommends you vote FOR the following proposal:

1. To amend and restate IDT’s Second Restated Certificate of Incorporation to (a) effect a conversion and reclassification of each outstanding share of IDT Common Stock into one share of IDT Class B common stock; (b) eliminate the IDT Common Stock and provisions relating thereto; (c) provide for the conversion of our Class A common stock into our Class B common stock instead of our Common Stock; and (d) revise the provision relating to dividends and distributions of cash and property, including stock of another company; and

2. To transact other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder	Date: , 2011	Signature of Stockholder	Date: , 2011

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Electronic Distribution

If you would like to receive future IDT CORPORATION proxy statements and annual reports electronically, please visit www.amstock.com . Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
IDT CORPORATION
520 Broad Street, Newark, New Jersey 07102
(973) 438-1000
 PROXY FOR SPECAL MEETING OF STOCKHOLDERS
To Be Held April 4, 2011

The undersigned appoints Howard S. Jonas and Joyce J. Mason, or either one of them, as the proxy of the undersigned with full power of substitution to attend and vote at the Special Meeting of Stockholders (the “Special Meeting”) of IDT Corporation to be held at Hampton Inn & Suites Newark Riverwalk Hotel, 100 Passaic Ave, Harrison, New Jersey 07029 on April 4, 2011 at 10:30 a.m., and any adjournment or postponement of the Special Meeting, according to the number of votes the undersigned would be entitled to cast if personally present, for or against any proposal, including the amendment of IDT’s Second Restated Certificate of Incorporation, and any and all other business that may come before the Special Meeting, except as otherwise indicated on the reverse side of this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SPECIAL MEETING OF STOCKHOLDERS OF

IDT CORPORATION

April 4, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “ www.voteproxy.com ” and follow the on-screen instructions. Have your control number available when you access the web page.	COMPANY NUMBER _______________________________
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

ACCOUNT NUMBER _______________________________
MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the IDT Corporation
Special Stockholders Meeting to be Held on April 4, 2011:
The Notice of Special Meeting and Proxy Statement and Proxy Statement are available at:
http://www.idt.net/about/ir

¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends you vote FOR the following proposal:

1. To amend and restate IDT’s Second Restated Certificate of Incorporation to (a) effect a conversion and reclassification of each outstanding share of IDT Common Stock into one share of IDT Class B common stock; (b) eliminate the IDT Common Stock and provisions relating thereto; (c) provide for the conversion of our Class A common stock into our Class B common stock instead of our Common Stock; and (d) revise the provision relating to dividends and distributions of cash and property, including stock of another company; and

2. To transact other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder	Date: , 2011	Signature of Stockholder	Date: , 2011

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.